Exhibit 10.2

Planet 13 Holdings Inc. 2023 Equity Incentive Plan
Incentive Stock Option Agreement

This Incentive Stock Option Agreement (this “Agreement”) is made and entered into as of ____________ by and between Planet 13 Holdings Inc., a Nevada corporation (the “Company”), and ____________ (the “Participant”).

Grant Date: ____________

Exercise Price per Share: $____________

Number of Option Shares: ____________

Expiration Date: ____________

1.    Grant of Option.

1.1    Grant; Type of Option. The Company hereby grants to the Participant an option (the “Option”) to purchase the total number of shares of Common Stock of the Company equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the Planet 13 Holdings Inc. 2023 Equity Incentive Plan, as it may be amended from time to time (the “Plan”). The Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, although the Company makes no representation or guarantee that the Option will qualify as an Incentive Stock Option. To the extent that the aggregate Fair Market Value (determined on the Grant Date) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

1.2    Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2.    Exercise Period; Vesting.

2.1    Vesting Schedule. The Option will become vested and exercisable in accordance with the schedule attached hereto as Appendix A. The unvested portion of the Option will not be exercisable on or after the Participant’s termination of Continuous Service.

2.2    Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3.    Termination of Continuous Service.

3.1    Termination for Reasons Other Than Cause, Death, Disability. If the Participant’s Continuous Service is terminated for any reason other than Cause, death or Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of: (a) the date three months following the termination of the Participant’s Continuous Service or (b) the Expiration Date.

3.2    Termination for Cause. If the Participant’s Continuous Service is terminated for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

3.3    Termination due to Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of: (a) the date that is 12 months following the Participant’s termination of Continuous Service or (b) the Expiration Date.

3.4    Termination due to Death. If the Participant’s Continuous Service terminates as a result of the Participant’s death, the vested portion of the Option may be exercised by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Participant’s death, but only within the time period ending on the earlier of: (a) the date 12 months following the Participant’s termination of Continuous Service or (b) the Expiration Date.

4.    Manner of Exercise.

4.1    Election to Exercise. To exercise the Option, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in such form as is approved by the Committee from time to time (the “Exercise Agreement”), which shall set forth among other things;

(a)    the Participant’s election to exercise the Option;

(b)    the number of shares of Common Stock being purchased;

(c)    any restrictions imposed on the shares; and

(d)    any representations, warranties and agreements regarding the Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.

If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

4.2    Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise to the extent permitted by applicable statutes and regulations, either:

(a)    in cash or by certified or bank check at the time the Option is exercised;

(b)    by reduction in the number of shares otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Exercise Price at the time of exercise;

(c)    through any broker’s cashless exercise procedure which has been approved by the Committee;

(d)    by any combination of the foregoing methods; or

(e)    in any other form of legal consideration that may be acceptable to the Committee.

4.3    Withholding. If the Company, in its discretion, determines that it is obligated to withhold any tax in connection with the exercise of the Option, Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan, the amount of any required withholding taxes in respect of the exercised Option and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Participant to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means, to the extent permitted by Applicable Laws:

(a)    tendering a cash payment;

(b)    authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Participant as a result of the exercise of the Option; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law;

(c)    delivery of a properly executed notice of settlement together with irrevocable instructions to a broker registered under the Exchange Act to promptly deliver to the Company the required tax withholding amount; or

(d)    delivering to the Company previously owned and unencumbered shares of Common Stock.

In addition, the Company has the right to withhold from any compensation paid to a Participant in order to fulfill its tax withholding obligations.

4.4    Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to the Company, the Company shall issue the shares of Common Stock registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative which shall be evidenced by stock certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.

5.    No Right to Continued Service; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s Continuous Service at any time, with or without Cause. The Participant shall not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option unless and until certificates representing the shares have been issued by the Company to the holder of such shares, or the shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by such holder.

6.    Transferability. The Option is not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by him or her. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

7.    Change in Control.

7.1    Effect of a Change in Control. Unless otherwise determined by the Board at the time of a Change in Control, a Change in Control shall have no effect on the Option.

7.2    Cash-out. In the event of a Change in Control, the Board may, in its discretion, cancel the Option and pay to the Participant the Fair Market Value (as of a date specified by the Board) of the shares of Common Stock subject to such Option over the aggregate exercise price of such Option (it being understood that, in such event, any Option having a per share exercise price that is equal to, or in excess of the Fair Market Value of a share of Common Stock subject thereto may be cancelled and terminated without any payment or consideration therefor).

8.    Adjustments. The shares of Common Stock subject to the Option may be adjusted or terminated in any manner as contemplated by Section 10 of the Plan.

9.    Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

10.    Qualification as an Incentive Stock Option. It is understood that this Option is intended to qualify as an incentive stock option as defined in Section 422 of the Code to the extent permitted under Applicable Laws. Accordingly, the Participant understands that in order to obtain the benefits of an incentive stock option, no sale or other disposition may be made of shares for which incentive stock option treatment is desired within one (1) year following the date of exercise of the Option or within two (2) years from the Grant Date. The Participant understands and agrees that the Company shall not be liable or responsible for any additional tax liability the Participant incurs in the event that the Internal Revenue Service for any reason determines that this Option does not qualify as an incentive stock option within the meaning of the Code.

11.    Disqualifying Disposition. If the Participant disposes of the shares of Common Stock prior to the expiration of either two (2) years from the Grant Date or one (1) year from the date the shares are transferred to the Participant pursuant to the exercise of the Option (a “Disqualifying Disposition”), the Participant shall notify the Company in writing within thirty (30) days after such disposition of the date and terms of such disposition. The Participant also agrees to provide the Company with any information concerning any such dispositions as the Company requires for tax purposes.

12.    Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

13.    Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

14.    Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Nevada without regard to conflict of law principles.

15.    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final, binding, and conclusive on the Participant and the Company.

16.    Options Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

17.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom this Agreement may be transferred by will or the laws of descent or distribution.

18.    Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

19.    Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment or service relationship with the Company.

20.    Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

21.    No Impact on Other Benefits. The value of the Participant’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

22.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23.    Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement.

The Participant has read and understands the terms and provisions thereof and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PLANET 13 HOLDINGS INC.

By

Name:

Title:

PARTICIPANT

By

Name:

Appendix A

Vesting Schedule

Vesting Date	Options Vested
[Insert Vesting Date]	[Insert Number of Options that Vest on Vesting Date]